UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 14, 2005

NACCO Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-9172	34-61505819

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5875 Landerbrook Drive
Cleveland, Ohio	44124-4017

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (440) 449-9600

N/A

(Former name or former address, if changed since last report.)
     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On December 14, 2005, NACCO Materials Handling Group, Inc., a wholly owned subsidiary of NACCO Industries, Inc., adopted Amendment No. 2 (“Amendment No. 2”) to the NACCO Materials Handling Group, Inc. Excess Plan for UK Transferees, effective as of October 1, 2002 (the “Plan”).
     As a result of the adoption of the American Jobs Creation Act of 2004 (the “Jobs Act”), Amendment No. 1 to the Plan froze the Excess Pension Benefits (as defined in the Plan) under the Plan effective as of December 31, 2004. This freeze was temporary pending the release of additional guidance from the Internal Revenue Service interpreting provisions of the Jobs Act.
     In 2005, the Internal Revenue Service issued additional guidance with respect to the Jobs Act (the “Guidance”). Amendment No. 2 implements changes permitted under the Guidance, including retroactively eliminating the temporary freeze on Excess Pension Benefits so that Excess Pension Benefits under the Plan will continue to accrue through December 31, 2005. In accordance with the Guidance, Amendment No. 2 also provides that the lump-sum option available under the Plan only applies to Excess Pension Benefits that qualify for “grandfathered status” under Section 409A of the Internal Revenue Code.
     Amendment No. 2 also permanently freezes Excess Pension Benefits under the Plan and eliminates the in-service lump-sum death benefit, both effective as of December 31, 2005.
     Amendment No. 2 is attached to this Current Report on Form 8-K as Exhibit 10.1 and is hereby incorporated herein by reference. The foregoing summary of Amendment No. 2 is qualified in its entirety by reference to the full text of the Amendment, attached hereto as an exhibit.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Exhibit Description

10.1	Amendment No. 2 to the NACCO Materials Handling Group, Inc. Excess Plan for UK Transferees, effective as of October 1, 2002.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NACCO INDUSTRIES, INC.
By:	/s/ Charles A. Bittenbender
Name:	Charles A. Bittenbender
Title:	Vice President, General Counsel and Secretary

Date: December 16, 2005

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Amendment No. 2 to the NACCO Materials Handling Group, Inc. Excess Plan for UK Transferees, effective as of October 1, 2002.